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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
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
                                                                                      NB CAPITAL TRUST I
                   NATIONSBANK CORPORATION                                        (Exact name of registrant
                  (Exact name of registrant                                            as specified in
                   as specified in charter)                                         certificate of trust)
                        NORTH CAROLINA                                                     DELAWARE
           (State of incorporation or organization)                        (State of incorporation or organization)
                          56-0906609                                                      56-6490299
                       (I.R.S. employer                                                (I.R.S. employer
                    identification number)                                          identification number)
                   NATIONSBANK CORPORATION
                 NATIONSBANK CORPORATE CENTER
                  CHARLOTTE, NORTH CAROLINA                                                 28255
           (Address of principal executive offices)                                       (zip Code)
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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]
     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box. [ ]
     Securities to be registered pursuant to Section 12(b) of the Act:
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
TITLE OF EACH CLASS                                             NAME OF EACH EXCHANGE ON WHICH
  TO BE REGISTERED                                                EACH CLASS IS TO BE REGISTERED
Trust Originated Preferred                                      New York Stock Exchange
SecuritiesSM
  (TOPrS)SM
Trust Preferred Securities                                      New York Stock Exchange
Guarantee with respect to TOPrS
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       Securities to be registered pursuant to Section 12(g) of the Act:
                                      None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
     The Trust Originated Preferred Securities (the "Trust Preferred
Securities") of NB Capital Trust I (the "Trust"), a statutory business trust organized under the laws of the State of Delaware, registered hereby represent preferred undivided beneficial interests in the Trust and are guaranteed by
NationsBank Corporation, a North Carolina corporation (the "Corporation"), to the extent set forth in the Form of Guarantee with respect to Preferred
Securities issued by NB Capital Trust I, (the "Trust Preferred Securities
Guarantee"), which constitutes Exhibit 4.14 to the Registration Statement (as defined in Item 2 below). The description of the Trust Preferred Securities and the Trust Preferred Securities Guarantee are set forth in the prospectus that is included in and forms part of the Registration Statement (the "Prospectus"), and such descriptions are incorporated by reference herein.
ITEM 2. EXHIBITS
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
EXHIBIT
  NO.                                              DESCRIPTION AND METHOD OF FILING
 1.1      Registration Statement on Form S-3 (Registration No. 333-15375) filed with the Securities and Exchange Commission
          (the "Commission") on November 1, 1996 by NationsBank Corporation, NB Capital Trust I, NB Capital Trust II and NB
          Capital Trust III, (as so amended, the "Registration Statement"), incorporated by reference herein.
 4.1      Certificate of Trust of NB Capital Trust I, incorporated herein by this reference to Exhibit 4.1 to the
          Registration Statement.
 4.2      Form of Amended and Restated Declaration of Trust of NB Capital Trust I, incorporated herein by this reference to
          Exhibit 4.7 to the Registration Statement.
 4.3      Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust I, incorporated herein by this reference to Exhibit 4.14 to the Registration Statement.
 4.4      Form of Indenture incorporated herein by reference to Exhibit 4.10 to the Registration Statement.
 4.5      Form of First Supplemental Indenture incorporated herein by reference to Exhibit 4.11 to the Registration
          Statement.
 5.1      Form of Trust Preferred Security (included in Exhibit 4.2).
 5.2      Form of Preferred Security Guarantee (included in Exhibit 4.3).
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                                   SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.
Dated: November 26, 1996
                                         NATIONSBANK CORPORATION
                                         By:      /s/ JOHN E. MACK
                                                      JOHN E. MACK
                                                  SENIOR VICE PRESIDENT
                                            NB CAPITAL TRUST I
                                            By:  /s/ JOHN E. MACK
                                                        JOHN E. MACK
                                                      REGULAR TRUSTEE
                                            By:  /s/ MARC D. OKEN
                                                        MARC D. OKEN
                                                      REGULAR TRUSTEE